Exhibit 99.1

Consolidated Financial Statements

Southern Light, LLC and Affiliate

For the Quarter Ended March 31, 2017

Southern Light, LLC and Affiliate

Consolidated balance sheets

	March 31, 2017	December 31, 2016
	(Unaudited)
	$	$
Assets
Current assets
Cash	72,695	73,087
Accounts receivable, net of allowance of $335,378 and $320,378, respectively	12,944,255	16,090,146
Other current assets	1,355,683	1,030,763
Total current assets	14,372,633	17,193,996

Total property and equipment, net	199,141,679	186,765,418

Other Assets
Prepaid leases	1,647,222	1,707,155
Deferred loan fees	983,775	1,035,553
Inventory	9,207,670	5,564,085
Security deposits and other assets	1,607,126	1,480,829
Total other assets	13,445,793	9,787,622
Total assets	226,960,105	213,747,036

Liabilities & member’s equity
Current liabilities
Accounts payable	14,480,212	10,517,545
Accrued expenses and other liabilities	3,042,494	3,272,933
Unearned revenue	5,429,422	5,149,680
Current maturities of long term debt	94,750	94,750
Current maturities of capital leases	899,667	909,147
Total current liabilities	23,946,545	19,944,055

Long-term liabilities
Unearned revenue	28,568,811	26,178,029
Long term debt	95,012,788	89,756,813
Long term capital lease obligations	1,619,579	1,859,238
Total long-term liabilities	125,201,178	117,794,080

Commitments and contingencies

Member’s equity
Member’s equity	77,313,915	75,547,174
Accumulated other comprehensive income	498,467	461,727
Total member’s equity	77,812,382	76,008,901
Total liabilities & member’s equity	226,960,105	213,747,036

The accompanying notes are an integral part of these financial statements.

Consolidated statements of comprehensive income

	Three months ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
	$	$
Revenues	21,967,118	20,910,215

Operating costs and expenses
Operating costs (excluding depreciation and amortization)	5,744,887	5,121,801
Selling, general and administrative	6,684,038	5,100,173
Depreciation and amortization expense	6,520,678	5,528,236
Total operating costs and expenses	18,949,603	15,750,210

Operating income	3,017,515	5,160,005

Non-operating income and expenses
Interest expense (net)	(973,753)	(812,481)
Other income (net)	152,979	185,802
Total non-operating expenses	(820,774)	(626,679)
Net income	2,196,741	4,533,326

Other comprehensive income
Increase in fair value of interest rate swap	36,740	60,361
Comprehensive income	2,233,481	4,593,687

The accompanying notes are an integral part of these financial statements.

Consolidated statements of changes in member’s equity

	Member’s equity	Accumulated other comprehensive income (loss)	Total member’s equity
	$	$	$
Balance, December 31, 2015	64,561,396	(147,477)	64,413,919
Net income	14,765,828	—	14,765,828
Other comprehensive income:
Increase in fair value of interest rate swap	—	609,204	609,204
Distributions to member	(3,780,050)	—	(3,780,050)
Balance, December 31, 2016	75,547,174	461,727	76,008,901
Net income	2,196,741	—	2,196,741
Other comprehensive income:
Increase in fair value of interest rate swap	—	36,740	36,740
Distributions to member	(430,000)	—	(430,000)
Balance, March 31, 2017 (unaudited)	77,313,915	498,467	77,812,382

The accompanying notes are an integral part of these financial statements.

Consolidated statements of cash flows

	Three months ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income	$2,196,741	$4,533,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,520,678	5,528,235
Loss on disposals and asset sales	14,600	552
Amortization of deferred loan fees	52,597	55,418
Amortization of unearned revenue	(1,952,439)	(1,360,745)
Additions of unearned revenue	4,622,962	2,322,441
Provision for allowance for doubtful accounts	15,000	40,000
Change in assets and liabilities:
Accounts receivable	3,130,893	(1,555,223)
Other assets	(4,039,532)	(466,030)
Accounts payable	2,608,987	(3,127,338)
Accrued expenses and other liabilities	(230,439)	137,844
Net cash provided by operating activities	12,940,048	6,108,480

Cash flows from investing activities
Capital expenditures	(18,851,981)	(9,821,686)
Prepaid IRU additions	—	(322,999)
Purchases of security deposits	(20,750)	(1,400)
Repayments of security deposits	1,400	6,000
Proceeds from sale or disposals of assets	375	4,774
Net cash used in investing activities	(18,870,956)	(10,135,311)

Cash flows from financing activities
Net activity - revolver loan	5,279,663	3,610,671
Payments on long term debt	(23,688)	—
Payments on capital leases	(249,139)	(291,164)
Member distributions	(430,000)	(871,159)
Book overdrafts	1,353,680	1,578,483
Net cash provided by financing activities	5,930,516	4,026,831
Net decrease in cash	(392)	—

Cash at beginning of the period	73,087	—
Cash at end of the period	72,695	—

Supplemental disclosures of cash flow information

Non-cash purchases of property and equipment through capital leasing of $0 and $950,235 during the first quarters of 2017 and 2016, respectively

Cash paid for interest of $925,674 and $706,114 during the first quarters of 2017 and 2016, respectively

The accompanying notes are an integral part of these financial statements.

Notes to consolidated financial statements

1                                         Nature of Operations

The Company, a wholly owned subsidiary of SLF Holdings, LLC, was organized July 10, 1998 under the laws of the State of Alabama as a limited liability company for the purposes of delivering high bandwidth connectivity and colocation services for its communications intensive customers. The Company’s operations to date consist of providing large bandwidth communications solutions to customers in the southeastern United States. The Company constructs, operates, and maintains its own fiber optic infrastructure for the provision of transport services to carrier, government and enterprise customers across the region.

The Company has been certified as a competitive local exchange (CLEC) and interexchange carrier in Alabama, an alternative local exchange (ALEC) and an alternative access vendor (AAV) in Florida, and as a CLEC in Louisiana, Mississippi and Georgia. In this capacity, the Company can purchase and install the necessary switching and transmitting equipment to provide interactive voice and data communication services.

2                                         Summary of Significant Accounting Policies

Basis of Presentation

Our unaudited interim financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to rules and regulations relating to interim financial statements. These unaudited interim financial statements have been prepared on the same basis as those in the audited financial statements and should be read together with the previously issued consolidated financial statements and related notes.

Principles of Consolidation

The accompanying consolidated financial statements include all of the Company’s accounts and Southern Longleaf Pine, LLC (SLLP) in which it has a controlling interest and is required to be consolidated in accordance with U.S. GAAP. The Company began consolidating SLLP accounts at January 1, 2016. All significant intercompany accounts and transactions have been eliminated in consolidation.

To determine whether the Company is the primary beneficiary of a variable interest entity and therefore required to consolidate, a qualitative approach is applied to determine whether the Company has a controlling financial interest. A controlling financial interest exists if the Company has both the power to direct the economically significant activities of the entity and the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the entity.

Management Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Other Current Assets

Other current assets are comprised of prepaid expenses, prepaid service contracts, and prepaid insurance. At March 31, 2017 and December 31, 2016, prepaid expenses were $738,272 and $479,685, respectively.

Derivatives

The Company uses derivatives to manage risks related to interest rate movements. Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value. The gain or loss on the effective portion of the hedge is included as a component of other comprehensive income. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable-rate debt to a fixed rate.

Recognition of Revenue

The Company offers private line services (fixed amounts of capacity on fiber optic transmission lines that use optronics equipment installed by the Company) and long-term service contracts for dark fiber (fiber optic transmission lines utilized without optronics equipment installed by the Company) at fixed cost pricing over multi-year terms. Revenues from these services are recognized ratably over the term of the applicable service period or service contracts with customers, which range from 1 to 20 years. Monthly revenue under recurring agreements related to colocation, internet access, network services and managed services is recognized over the period that service is provided. Installation income is deferred and amortized over the life of its related monthly contract.

Patronage Income

The Company receives patronage income from one of its long term debt providers which is paid partially in cash and partially in equity in the lender. Total patronage income was $167,580 and $186,354 for the quarters ended March 31, 2017 and 2016, respectively, and is included in other income and accounts receivable at March 31, 2017 and 2016.  Investment balances are reported using the cost method and are included in security deposits and other assets on the consolidated balance sheets in the amounts of $634,004 at March 31, 2017 and December 31, 2016.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. There is a three-tier fair value hierarchy that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). Fair value measurements are classified under the following hierarchy:

•                  Level 1: Quoted prices in active markets for identical assets or liabilities.

•                  Level 2: Pricing inputs other than level 1 which are either directly or indirectly observable.

•                  Level 3: Unobservable pricing inputs developed using the Company’s estimates and assumptions, which reflect those that market participants would use in pricing an asset or liability.

The determination of where an asset or liability falls in the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each reporting period and, based on various factors, it is possible that an asset or liability may be classified differently from period to period. However, the Company expects that changes in classifications between different levels will be rare.

Limited Liability Company / Income Taxes

The Company has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, no income tax expense has been recorded in these financial statements. All income or losses will be reported on the individual member’s income tax returns.

With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2012.

As a limited liability company, each member’s liability is limited to amounts reflected in their respective member’s capital account, notwithstanding any personal guarantees.

Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, as subsequently amended, as part of its ongoing efforts to assist in the convergence of U.S. GAAP and International Financial Reporting Standards, the FASB issued a new standard related to revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will be effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact this standard will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02 regarding ASC Topic 842, “Leases,” which amends various aspects of existing lease guidance for leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The main difference between GAAP and the amended standard is the recognition of lease assets and lease liabilities by lessees on the balance sheet for those leases classified as operating leases under previous GAAP. As a result, the Company will have to recognize a liability representing its lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact this standard will have on its financial statements.

3                                         Member’s Equity as Defined by the Operating Agreement

Member’s equity is comprised of two available classes: members, and holders of financial rights. Members and holders of financial rights have the same rights upon sale or dissolution of the limited liability company, namely, to share in the distribution of net assets in proportion to the balances in their capital accounts; however, holders of financial rights have no governance rights in the Company.

No member or holder of financial rights may sell, assign, transfer, mortgage, or pledge his interest in the limited liability company without the prior written consent of all members.  As of March 31, 2017 and December 31, 2016, members held $77,313,915 and $75,547,174, respectively, of equity in Southern Light, LLC, and there were no holders of financial rights in the Company.

4                                         Fair Value of Financial Instruments

The Company has certain financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at March 31, 2017 and December 31, 2016, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

The following table represents the Company’s fair value hierarchy for its financial instruments (asset/liability under interest rate swaps) measured at fair value on a recurring basis as of March 31, 2017 and December 31, 2016. The interest rate swaps are valued using models which are primarily based on market observable inputs including interest rate curves.

March 31, 2017	Level 1	Level 2	Level 3	Total carrying amount
	$	$	$	$
Derivative instruments
Interest rate swaps asset*	—	498,467	—	498,467

December 31, 2016	Level 1	Level 2	Level 3	Total carrying amount
	$	$	$	$
Derivative instruments
Interest rate swaps asset*	—	461,727	—	461,727

* Included in security deposits and other assets on the consolidated balance sheets

5                                         Property and Equipment

The Company’s property and equipment consists of the following:

	March 31, 2017	December 31, 2016
	$	$
Fiber optic transmission network	227,479,234	211,237,179
Telecommunications equipment	65,978,304	64,462,775
NOC/Colocation facilities	8,513,962	8,457,459
Software	4,269,305	3,983,345
Buildings	1,068,678	1,068,678
Trucks and trailers	4,540,102	4,133,015
Land	564,071	564,071
Other furniture & equipment	7,220,638	6,958,121
	319,634,294	300,864,643
Less: accumulated depreciation and amortization	(120,492,615)	(114,099,225)
Total property and equipment, net	199,141,679	186,765,418

Employee-related costs of $2,751,429 and $1,938,364 were capitalized during the quarters ended March 31, 2017 and 2016, respectively.  No interest was capitalized during the quarters ended March 31, 2017 or 2016.

6                                         Long Term Debt

The Company has an amended and restated Revolver Loan Facility dated as of December 22, 2015 which provides for a maximum of $130,000,000 of senior secured revolving debt, which includes a $10,000,000 Swingline subfacility and a $5,000,000 sublimit for the issuance of Letters of Credit.   Any loans under   the $20,000,000 Multi-Draw Term Loan Facility will be available from the closing date, December 22, 2015, through December 22, 2018. All outstanding balances under either facility mature at December 22, 2022, with no required principal payment prior to maturity.

As of March 31, 2017, and December 31, 2016, the balances outstanding on the Revolver Loan Facility were $92,000,000 and $88,000,000. The balances outstanding on the Multi-Draw Term Loan Facility were $1,279,663 and $0 at March 31, 2017 and December 31, 3016. The Company had a total of $56,720,337 and $62,000,000 of availability under the Revolver Loan Facility and the Multi-Draw Term Loan Facility as of March 31, 2017 and December 31, 2016, respectively.

Amounts borrowed under these agreements bear interest at the Company’s option of either a defined Base Rate plus a margin or LIBOR plus a margin. For the quarter ending March 31, 2017, the interest rates on the Revolver Loan Facility ranged from 3.36% to 5.63%. For the quarter ending March 31, 2016, the interest rates on the Revolver Loan Facility ranged from 3.04% to 5.13%.

The provisions of the loan and security agreement contain various affirmative, negative, financial and reporting covenants. The Company was in compliance with all loan covenants as of March 31, 2017.

During 2016, the Company’s consolidated variable interest entity, SLLP, entered into two five year Term Loans with a financial institution for the purpose of purchasing commercial property to lease to the Company. The loans, for $950,000 and $945,000, carrying a variable interest rate based on one month LIBOR, were dated June 24, 2016 and July 15, 2016, respectively, and are fully guaranteed by the Company. As of March 31, 2017, balances outstanding on each of the loans were $914,375 and $913,500. As of December 31, 2016, balances outstanding on each of the loans were $926,250 and $925,313. Unpaid principal balances outstanding for both Term Loans are due at maturity.

7                                         Derivative Financial Instruments

As disclosed in Note 6, loan facilities bear interest at a variable rate. To minimize the effect of interest rate changes, the Company had two contracts in place during the quarter ending March 31, 2017:

Notional amount	Start date	Maturity date	Fixed rate	Underlying
$2,000,000	4/22/2016	4/22/2021	1.1900%	1 Month LIBOR
$18,000,000	7/20/2016	7/20/2021	1.2500%	1 Month LIBOR

These agreements effectively changed the interest rate on notional amounts listed above of the loan facilities from a variable rate to a fixed rate.  At March 31, 2017 and December 31, 2016, the effective rate for $20,000,000 of the Revolver Loan Facility was fixed at 3.869%. This effective rate includes the fixed rates from the notional amounts listed in the table above plus the applicable margin for LIBOR rate loans.

In accordance with FASB Accounting Standards Codification (ASC) 815-10, the Company recognized the interest rate swap derivatives on the consolidated balance sheets at fair value. The derivatives were designated as and met all of the criteria for a cash flow hedge. The contracts were effective in offsetting the interest rate exposure of the forecasted interest rate payments hedged. Therefore, the Company adjusted the interest rate swaps to fair values through other comprehensive income.

The Company anticipates that these contracts will continue to be effective. As of March 31, 2017 and December 31, 2016, unrealized net gains on the derivative instruments of $498,467 and $461,727, respectively were recorded in security deposits and other assets (gains), and changes to these balances are recorded in other comprehensive income.

8                                         Prepaid Network Leases

The Company has entered into multiple “Indefeasible Right of Use” (IRU) agreements for the use of certain fibers and conduit for periods ranging from 10 to 20 years. The Company is amortizing its accumulated investments totaling $4,573,622, ratably over the life of the agreements. The agreements expire at various times ranging from October 2017 through January 2037. Amortization of these leases included in depreciation and amortization expense was $59,933 and $57,242 for the quarters ended March 31, 2017 and 2016, respectively.  The remaining unamortized balances included in other current assets and prepaid leases were $1,886,957 and $1,946,890 at March 31, 2017 and December 31, 2016, respectively.

Associated with these IRU agreements are certain support and maintenance fees the Company is contractually obligated to pay over the life of the agreements.

9                                         Capital Lease Obligations

The Company leases telecommunications equipment and software under various capital leases. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for the quarter ended March 31, 2017. Property held under capital lease, net of amortization, totaled $2,902,092 at March 31, 2017 and $3,106,427 at December 31, 2016. Interest rates on capitalized leases vary from 3.339% to 4.260%.

10                                  Commitments under Operating Leases

The Company leases office space and various properties including warehouse space and colocation facilities for use in its operations under long-term real estate operating leases. These leases expire at various times through July 2036 or are under month-to-month agreements. The Company’s real estate leases provide for fixed rental payments, generally contain renewal options and certain leases require the Company to reimburse its proportionate share of building, maintenance and operating expenses which includes property taxes and insurance.

The Company also leases tower space for use in its operation under long-term operating leases, usually with an original term ranging from 24 to 60 months. The leases provide for fixed rental payments and generally contain renewal options and escalator clauses.

During 2014, the Company entered into an agreement to lease additional office space which will enable the Company to consolidate much of its professional, sales and administrative staff at one location. The lease anticipates August 1, 2017 as the beginning of the initial fifteen year lease term and provides for two five year renewal options. The lease provides for an initial rent-free period with future minimum payments beginning at $305,500 for 2018 and including an escalator ranging from 1.56% to 1.92% annually through 2032, an aggregate of $9,623,251 over the initial term of the lease. Rental expense will be recognized on a straight line basis over the term of the lease in accordance with Accounting Standards Codification (“ASC”) 840-20-25.

The Company incurred rent expense of $385,838 and $360,645 for the quarters ending March 31, 2017 and 2016, respectively.

11                                  Retirement Plans

Employees of the Company are eligible to participate in the Southern Light, LLC 401(k) Plan (the plan). The plan covers employees who are at least age 21 and have worked one hour. The plan allows both elective (employee) and non-elective (employer) contributions. The plan is Qualified under Code Sec. 401(k) of the Internal Revenue Code and includes discretionary profit sharing contributions.

The Company’s contribution to the plan, as determined by the Company’s management, is discretionary but cannot exceed certain maximum defined limitations.  Contributions to the plan for the quarters ended March 31, 2017 and 2016 were $125,253 and $119,266, respectively.

12                                  Related Party Transactions

The Company transacts business with companies that are related to the member through ownership.  At March 31, 2017 and December 31, 2016, the Company had accounts receivable of $28,289 and $56,731, respectively, with these related companies.

Revenues from these related companies for the quarters ended March 31, 2017 and 2016 were:

	2017	2016
	$	$
Service Revenues:
Private Line	47,505	50,205
Colocation	34,425	22,365
Internet	21,483	19,983
Dark Fiber	1,800	1,800
Total Recurring Revenues	105,213	94,353
Installation	—	—
Total Nonrecurring Revenues	—	—
Total Service Revenues	$105,213	$94,353

13                                  Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability (if any) with respect to these actions will not materially affect the financial position of the Company.

The Company maintains bank letters of credit as required for certain municipal franchise agreements. These letters of credit were issued by financial institutions not associated with the Revolver or Term Loan Facilities described in note 6.  At March 31, 2017, total letters of credit outstanding were $150,000.

14                                  Variable Interest Entities

The Company is the primary beneficiary of a variable interest entity, SLLP, which was founded on December 8, 2015, by SLF Holdings, LLC for the purpose of acquiring real property to lease to the Company.   As such, SLLP purchased two commercial properties, one on June 24, 2016 and the other on July 15, 2016, and leased them to the Company as of the purchase dates.

At March 31, 2017, the book values of the assets and liabilities associated with the variable interest entity included in the Company’s consolidated balance sheets were $1,951,487 and $1,827,875, respectively.   At  December 31, 2016, the book values of the assets and liabilities associated with the variable interest entity included in the Company’s consolidated balance sheets were $1,962,173 and $1,851,563, respectively.  At March 31, 2017, assets included $1,864,992 of real property, and liabilities included $1,827,875 of long term debt. At December 31, 2016, assets included $1,874,467 of real property, and liabilities included $1,851,563 of long term debt. The impact of consolidating this variable interest entity on the Company’s consolidated statements of comprehensive income was not significant.

15                                  Subsequent Events

Management has evaluated all events or transactions that occurred after March 31, 2017 through June 16, 2017, the date which the unaudited consolidated financial statements were available to be issued.

The Company has distributed $345,500 to the member since March 31, 2017.

On June 5, 2017, the Company elected to terminate both interest rate contracts in Note 7, Derivative Financial Instruments. As a result of the terminations, the Company received $306,500 in cash.

On April 10, 2017, the Company announced a definitive agreement to be acquired by Uniti Group Inc. for initial consideration of $700 million, consisting of $635 million in cash and the issuance of 2.5 million operating partnership units. The sale is subject to regulatory approvals and is anticipated to close during the third quarter of 2017.